Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on August 3, 2011) pertaining to the 2005 Stock Incentive Plan of NxStage Medical, Inc. of our reports dated February 18, 2011, with respect to the consolidated financial statements of NxStage Medical, Inc. and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
August 3, 2011